Exhibit (c)(5)

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REFINANCING ANALYSIS

THE WESTIN
MICHIGAN AVENUE
Chicago

May 7, 2003

JONES LANG
LASALLE HOTELSTM

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TABLE OF CONTENTS

Table of Contents	i
Introduction	1
Executive Summary	2
Scenario I: YE 2003 Sale Base Case	5
Scenario II: YE 2005 Sale	7
Scenario III: Q2 2003 $75 Million Refinancing and YE 2005 Sale	9
Appendix	11

Refinancing Closing Costs

TRST Second Amendment Note Schedule

TRST Revised Note Schedule with a $5 million Prepayment

Starwood Subordinate Loan Schedule

Scenario II Deferred Incentive Fee Rollforward

Cash Account Balance as of 12/31/02

Scenario I Statement of Projected Cash Flows

Scenario I Sale Proceeds (Valuation Matrix)

Scenario II Statement of Projected Cash Flows

Scenario III Statement of Projected Cash Flows

Scenarios I and II Sale Proceeds (Valuation Matrix)

The Westin Michigan Avenue 2003 Reforecast as of 4/1/03

The Westin Michigan Avenue 2004-2005 Projections as of 4/1/03

The Westin Michigan Avenue Capital Plan as of 5/1/02

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INTRODUCTION

Jones Lang LaSalle Hotels (“JLLH”) has been engaged by Starwood Hotels & Resorts, Worldwide, Inc. on behalf of Westin Realty Corp., the General Partner of the Westin Hotel Limited Partnership (“WHLP”), to provide a refinancing analysis of The Westin Michigan Avenue (the “Property”). We understand that the information contained within this report will be used by Westin Realty Corp. to determine the appropriate course of action regarding the sale or refinancing of the Property. The general terms of our appointment are set out in our letter dated October 31, 2001.

This report is based on the real estate and investment markets prevailing as of May 7, 2003.

The relevant Assumptions and Limiting Conditions upon which our report is prepared should be read in conjunction with this report.

In accordance with our standard practice, this report is confidential to the party to whom it is addressed. No responsibility is accepted to any third parties and neither the whole nor any part nor any reference thereto may be published in any document, statement or circular nor in communication with third parties without our prior written approval of the form and context in which it will appear.

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EXECUTIVE SUMMARY

Jones Lang LaSaIle Hotels has analyzed The Westin Michigan Avenue under the three scenarios described below.

SCENARIO DESCRIPTION

Scenario I: YE 2003 Sale Base Case:

“As Is” value is calculated assuming no capital expenditures made above the FF&E Reserve in future years. This scenario assumes one $5 million prepayment has been made on the existing TRST loan on 3/1/03. Under this scenario, the sales price range is $93.8 million to $99.6 million, with a midpoint of $96.7 million. In order to account for the risk inherent in projecting cash flows(1) to derive a sales price for the 2003 sale year, a 13.0% discount rate(2) has been utilized. Under this scenario, given the uncertainty in the current market due to geopolitical and economic conditions as well as the Hotel’s declining operational projections, the lower end of the given price range is a more realistic assumption.

Scenario II: YE 2005 Sale:

“As Is” value is calculated assuming no capital expenditures made above the FF&E Reserve in future years. This scenario assumes one $5 million prepayment has been made on the existing TRST loan on 3/1/03. Under this scenario, the sales price range is $104.7 million to $111.3 million, with a midpoint of $108.0 million. In order to account for the risk inherent in projecting cash flows(1) to derive a sales price for the 2005 sale year, a 13.0% discount rate(2) has been utilized.

Scenario III: Q4 2003 $75 Million Refinancing and YE 2005 Sale:

This scenario assumes a $75 million refinancing occurs by 8/31/03, and a sale occurs by 12/31/05. This scenario assumes one $5 million prepayment has been made on the existing TRST loan on 3/1/03. The refinancing assumes an interest only LIBOR loan, with a LIBOR base rate of 150 bps, 215 bps spread, and 50 bps annual increases in LIBOR(2). A sensitivity analysis, which is intended to reflect the maximum LIBOR spread at which the refinancing and sale scenarios result in equal distribution to the Limited Partners, has been conducted with the spread of 257 bps over LIBOR (150 bps base, 215 bps spread with 50 bps annual increases and 42 bps for LIBOR fluctuation). These refinancing assumptions, with no adjustments for LIBOR fluctuation, were also applied in a $70 million refinancing scenario to analyze sensitivity relative to the loan amount.

In order to project cash flows for the purpose of calculating a future value of the Property at sale, assumptions were made as to the most likely terms a buyer would achieve for an acquisition financing. For acquisition financing, $70 million in proceeds, all-in fixed interest rate of 6.5% and 25-year amortization are assumed(2). In order to account for the risk inherent in projecting cash flows(1) to derive a sales price for the 2005 sale year, a 13.0% discount rate(2) has been utilized.

1	JLLH underwriting cash flow assumptions are based on The Westin Michigan Avenue’s historical operating performance, the 2003 Reforecast, 2004-2005 Projections as of 4/l/03 and current hotel industry standards. (See Appendix)

2	JLLH assumptions based on the current hotel real estate and capital market conditions.

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Utilizing the assumptions discussed above and later in this report, the following is a summary of proceeds achievable for each scenario. A detailed description of each scenario is provided in the following pages.

REFINANCING SUMMARY

	Total Proceeds(1)			Midpoint	Per LP Unit (2)			Midpoint

Scenario I:
YE 2003 Sale (3)	$67,979,800	to	$73,424,000	$70,701,900	$501.33	to	$541.47	$521.40
Scenario II:
YE 2005 Sale (4)	$70,538,500	to	$75,322,000	$72,930,300	$520.20	to	$555.47	$537.83
Scenario III:
$75 M Refinancing and YE 2005 Sale (4)	$71,054,300	to	$75,837,800	$73,446,100	$524.00	to	$559.28	$541.64
(LIBOR Spread: 2.15% + 0.%)
$75 M Refinancing and YE 2005 Sale (4)	$70,510,800	to	$75,294,300	$72,902,600	$519.99	to	$555.27	$537.63
(LIBOR Spread: 2.15% + 0.42%)
$70 M Refinancing and YE 2005 Sale (4)	$70,362,900	to	$75,146,400	$72,754,700	$518.90	to	$554.18	$536.54
(LIBOR Spread: 2.15% + 0.%)

1.	Discounted to 8/31/03 present value terms.

2.	Assumes 135,600 Limited Partnership units, based on the WHLP 10K 12/31/02 SEC Filing.

3.	Based on a 2003 year-end sale price of $96.7 million

4.	Based on a 2005 midpoint sale price of $108.0 million

Amounts received by the WHLP in future years, i.e. sales proceeds at 12/31/05, quarterly distributions and the distribution of the Cash Account Balance, have been discounted at 13.0%, which represents the JLLH estimated WHLP weighted average cost of capital.

ASSUMPTIONS

Each scenario assumes the following sources of distributions to the Limited Partners:

1.	Proceeds from a sale and/or a refinancing;

2.	Quarterly Distribution payments ($6.72 per quarter per share or $26.88 per year) based on the cash distributions made in 2002 as reported in the WHLP 10K 12/31/02 SEC Filing; and

3.	Cash Account ending balance. This account equals the beginning Cash Account balance (based on the WHLP 10K 12/31/02 SEC Filing and reconciliation by Westin Realty Corp.) plus net cash flow from operations less debt service, less Quarterly Distribution payments, less total capital expenditures, less $10 million (withheld in the year of a sale transaction for WHLP liquidation expenses, subsequently distributed to the Limited Partners 12 months following the sale less $2.4 million in liquidation, legal and general and administrative expenses estimated by Westin Realty Corp.). Note: The $10 million amount is withheld for legal and liquidation costs while the $400,000 annual A&G expense accounts for the regular operation of the partnership, unrelated to the sale or refinancing of the Property.

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This report has been made with the following general assumptions and limiting conditions:

1.	This report presents conclusions, projections and forecasts such as are typically used in the underwriting and valuation of income-producing properties, and are based on information provided by third parties. Actual results may vary from those presented in this report. There is no guaranty or warranty that conclusions, projections and forecasts presented within this report can be attained.

2.	The consultant is not obligated to predict future political, economic or social trends. The consultant assumes no responsibility for economic factors that may affect or alter the opinions in this report if said economic factors were not present as of the date of this report.

3.	Responsible ownership and competent property management are assumed.

4.	The information furnished by third parties is believed to be reliable, but no warranty is given for its accuracy and the consultant is not responsible for the accuracy of such information.

5.	The property is assumed to be free and clear of any or all liens or encumbrances unless otherwise stated.

6.	It is assumed that there are no hidden or unapparent conditions of the property, subsoil or structures that render it more or less valuable. No responsibility is assumed for such conditions or for obtaining the engineering studies that may be required to discover them.

7.	It is assumed that the property conforms to all applicable zoning and use regulations and restrictions unless a non-conformity has been identified, described and considered in the report.

8.	Possession of this report, or a copy thereof, does not carry with it the right of publication.

9.	Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the consultant, or the firm with which the consultant is connected) shall be disseminated to the public through advertising, public relations, news, sales, or other media without the prior written consent and approval of the consultant.

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SCENARIO I: 2003 YEAR-END SALE BASE CASE

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SCENARIO I: 2003 YEAR-END SALE BASE CASE DISTRIBUTION FOOTNOTES

(1)	The sales price range derived represents a minimum and maximum value estimated by JLLH (See Appendix).

(2)	JLLH estimate based on current hotel real estate and capital market conditions.

(3)	12/31/03 year-end balance revised based on the TRST Second Amendment Note Schedule taken from the WHLP 10Q 6/30/97 SEC Filing with one $5 million prepayment made on 3/1/03. (See Appendix)

(4)	Balance derived based on 12/31/02 actual balance of $10,404,000 as reported in the WHLP 10K 12/31/02 SEC Filing, compounded at prime +1, estimated by JLLH to be 5.25%.

(5)	12/31/03 balance estimated by JLLH based on JLLH, Westin Realty Corp. and The Westin Michigan Avenue actual payments and projected accruals and payments (12/31/02 Balance of $10,280,727 less 3/1/03 payment of $3,451,643, plus 2003 Reforecast of $2,442,633)

(6)	Preliminary WHLP proxy process costs estimate provided by Westin Realty Corp.

(7)	Discounted to 8/31/03 present value terms, utilizing a 13.0% discount rate, the JLLH estimated WHLP cost of capital.

(8)	Assumes 135,600 Limited Partnership units as reported on the WHLP 10K 12/31/02 SEC Filing.

(9)	Assumes per unit distribution of $6.72 per quarter or $26.88, 135,600 WHLP units (based on the WHLP 10K 12/31/02 SEC Filing reported cash distributions), discounted quarterly to 8/31/03 present value terms (discounted for one quarter) by 13.0%, the JLLH estimated WHLP cost of capital.

(10)	Assumes a current Cash Account balance of $27.1 million as of 12/31/03. Of this amount, $17.1 million is distributed in 2003 and $10 million is withheld for Partnership A&G and Liquidation Expenses the sale. Assumes $2 million in legal administrative and other miscellaneous expenses related to liquidating the Partnership in addition to $400,000 incurred in A&G for one year following the sale (estimated by Westin Realty Corp.). The resulting $7.6 million is discounted to 8/31/03 present value terms assuming a 13.0% rate, the JLLH estimated WHLP cost of capital.

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SCENARIO II: 2005 YEAR-END SALE

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SCENARIO II: 2005 YEAR-END SALE DISTRIBUTION FOOTNOTES

(1)	The sales price range derived represents a minimum and maximum value estimated by JLLH (See Appendix).

(2)	JLLH estimate based on current hotel real estate and capital market conditions.

(3)	12/31/05 year-end balance revised based on the TRST Second Amendment Note Schedule taken from the WHLP 10Q 6/30/97 SEC Filing with one $5 million prepayment made on 3/1/03. (See Appendix)

(4)	Balance derived based on 12/31/02 actual balance of $10,404,000 as reported in the WHLP 10K 12/31/02 SEC Filing, compounded at prime + 1, estimated by JLLH to be 5.25%.

(5)	12/31/05 balance estimated by JLLH based on JLLH, Westin Realty Corp. and The Westin Michigan Avenue actual payments and projected accruals and payments (See Appendix).

(6)	Preliminary WHLP proxy process costs estimate provided by Westin Realty Corp.

(7)	Discounted to 8/31/03 present value terms, utilizing a 13.0% discount rate, the JLLH estimated WHLP cost of capital.

(8)	Assumes 135,600 Limited Partnership units as reported on the WHLP 10K 12/31/02 SEC Filing.

(9)	Assumes per unit distribution of $6.72 per quarter or $26.88, 135,600 WHLP units (based on the WHLP 10K 12/31/02 SEC Filing reported cash distributions), discounted quarterly to 8/31/03 present value terms (discounted each quarter for nine quarters) by 13.0%, the JLLH estimated WHLP cost of capital.

(10)	Assumes a current Cash Account balance of $31.7 million as of 12/31/05. Of this amount, $21.7 million is distributed in 2005 and $10 million is withheld for Partnership A&G and Liquidation Expenses the sale. Assumes $2 million in legal administrative and other miscellaneous expenses related to liquidating the Partnership in addition to $400,000 incurred in A&G for one year following the sale (estimated by Westin Realty Corp.). The resulting $7.2 million is discounted to 8/31/03 present value terms assuming a 13.0% rate, the JLLH estimated WHLP cost of capital.

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SCENARIO III: Q4 2003 $75 MILLION REFINANCING AND YE 2005 SALE

REFINANCING PROCEEDS
$75,000,000

LESS: CLOSING COSTS (1)
$2,417,500

LESS: TRST DEBT PAYOFF (2)
$25,049,822

LESS: TRST DEBT PREPAYMENT PENALTY (3)
$2,600,000

LESS: STARWOOD SUBORDINATE LOAN PAYOFF (4)
$10,780,967

LESS: DEFERRED INCENTIVE FEES (5)
$8,459,029

LESS: WHLP PROXY PROCESS COSTS (6)
$1,500,000

EQUALS: NET REFINANCING PROCEEDS
$24,192,700 *or*
$178 *per unit (7)*

SALE PROCEEDS (8)

$104,700,000		$111,300,000
	LESS: CLOSING COSTS (1)	
$2,094,000		$2,226,000
	LESS: $75,000,000 REFINANCING DEBT PAYOFF (9)	
$75,000,000		$75,000,000
	LESS: DEFERRED INCENTIVE FEES YE 2005 (10)	
$181,072		$181,072
	LESS: WHLP PROXY PROCESS COSTS (6)	
	$1,500,000	
	EQUALS NET SALES PROCEEDS	
$25,924,928 *or* $19,173,000 *Discounted (11)* $141 *per unit (7)*		$32,392,928 *or* $23,956,500 *Discounted (11)* $177 *per unit (7)*
	EQUALS: NET REFINANCING & SALES PROCEEDS (12)	
$43,365,700 *or* $320 *per unit (7)*		$48,149,200 *or* $355 *per unit (7)*
	PLUS: LP QUARTERLY DISTRIBUTIONS: $8,201,100 ($7,013,000 PV DISCOUNTED QUARTERLY FOR 9 QUARTERS) (13)	
$50,378,700 *or* $372 *per unit (7)*		$55,162,200 *or* $407 *per unit (7)*
	PLUS:$21,630,000 ($15,996,600 PV DISCOUNTED 2.33 YEARS) CASH ACCOUNT BALANCE (14)	
$66,375,300 *or* $489 *per unit (7)*		$71,158,800 *or* $525 *per unit (7)*
	PLUS:$7,200,000 ($4,679,000 DISCOUNTED 3.33 YEARS) REMAINING CASH ACCOUNT BALANCE (14)	
$71,054,300 *or* $524 *per unit (7)*		$75,837,800 *or* $559 *per unit (7)*

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SCENARIO III: Q4 2003 $75 MILLION REFINANCING AND YE 2005 SALE DISTRIBUTION FOOTNOTES

(1)	JLLH estimate of closing costs including due diligence, legal fees, title insurance, brokerage fees and interest rate cap. (See Appendix)

(2)	Revised 8/31/03 balance derived by LaSalle Investment Management based on a $5 million principal prepayment made on 3/1/03. (See Appendix)

(3)	Prepayment penalty provided by LaSalle Investment Management as of 3/25/03 after one $5 million principal prepayment made on 3/1/03.

(4)	8/31/03 balance derived based on 12/31/02 actual balance of $10,404,000, as reported in the WHLP 10K 12/31/02 SEC Filing, compounded at prime +1, estimated by JLLH to be 5.25%. (See Appendix)

(5)	8/31/03 balance based on actuals and estimates provided by JLLH, Westin Realty Corp. and The Westin Michigan Avenue.

(6)	Preliminary WHLP proxy process costs estimate provided by Westin Realty Corp.

(7)	Assumes 135,600 Limited Partnership Units as indicated on the WHLP 10K 12/31/02 SEC Filing.

(8)	Sales proceeds represent minimum and maximum proceeds projected by JLLH (See Appendix).

(9)	12/31/05 balance based on the $75 million interest only refinancing proceeds.

(10)	12/31/05 balance estimated by JLLH based on its projections and actual payments and accruals provided by Westin Realty Corp. and The Westin Michigan Avenue.

(11)	Discounted to 8/31/03 present value terms, utilizing a 13.0% discount rate, the JLLH estimated WHLP cost of capital.

(12)	Net refinancing and sales proceeds represent minimum and maximum proceeds based on the refinancing proceeds and sales price ranges projected by JLLH.

(13)	Assumes per unit distribution of $6.72 per quarter or $26.88, 135,600 WHLP units (based on the WHLP 10K 12/31/02 SEC Filing reported cash distributions), discounted quarterly to 8/31/03 present value terms (discounted each quarter for nine quarters) by 13.0%, the JLLH estimated WHLP cost of capital.

(14)	Assumes a current Cash Account balance of $31.6 million as of year-end 2005. Of this amount, $12.0 million is distributed by 12/31/05 and $10 million is withheld for Partnership A&G and Liquidation Expenses related to the sale. Assumes a deduction of $2 million in legal administrative and other miscellaneous expenses related to liquidating the Partnership in addition to $800,000 ($400,000 per year) incurred in Partnership A&G for one year following the sale (estimated by Westin Realty Corp.). The resulting $7.2 million is discounted to 8/31/03 present value terms by 13.0%, the JLLH estimated WHLP cost of capital.

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SCENARIO III: Q4 2003 $75 MILLION REFINANCING AND YE 2005 SALE

$75 MILLION REFINANCING SCENARIO ASSUMPTIONS

Occupancy[1]	Year 1: 2006 (Stabilized Year): 73.0%
ADR[1]	Year 1: 2006 (Stabilized Year): $169.62
Annual Growth Rate: 4.0%
DCF Analysis Discount Rate[1]	13.0%
DCF Analysis Terminal
Capitalization Rate[1]	12.0%
WHLP Discount Rate[2]	13.0%
Annual Revenue Growth Rate[1]	3.5%
Annual Expense Growth Rate[1]	3.0%
Annual Capital Expenditures[3]	FF&E Reserve Amounts:
2003: $2.1 million
2004: $2.2 million
2005: $2.3 million
2006: $2.0 million
2007: $2.1 million
2008: $2.1 million
2009: $2.2 million
2010: $2.3 million

[1]	JLLH estimate based on the current hotel real estate and capital markets.

[2]	Represents the WHLP weighted cost of capital, as estimated by JLLH.

[3]	Assumes no capital expenditures made above the JLLH projected FF&E Reserve, based on the Westin Michigan Avenue 2002 Capital Plan as of 5/1/02 provided by Westin Realty Corp. From 1/1/03 through 8/31/03, FF&E Reserves are 5% of Total Revenues as dictated by the existing FF&E Escrow Agreement. As of 9/1/03, FF&E Reserves are projected by JLLH to be 4.0% of Total Revenues, reflecting new lender terms and industry standards.

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SCENARIO III: Q4 2003 $75 MILLION REFINANCING AND YE 2005 SALE

$75 MILLION REFINANCING SCENARIO ASSUMPTIONS (CONT.)

Debt Assumptions
1/1/03 through 8/31/03[1]	Existing TRST Debt: Annual Debt Service: $3.1 million
Refinancing (9/1/03 through 12/31/05)2:	Proceeds: $75 million
Type: Interest Only LIBOR Debt
LIBOR: 150 bps
Spread: 215 bps
Annual Increases: 50 bps (starting l/1/04)
Debt Service: 2003 — $7,971,300
(includes TRST debt service for 1/1/03-8/31/03 and a $5 million prepayment made on 3/1/03) 2004 - $3,112,500; 2005 -$3,487,500
Acquisition (2006 through 20102):	New Owner Financing: $70 million
Type: Fixed Rate Amortizing Debt
All-In Interest Rate: 6.5%
Amortization: 25 years
Debt Service: $5,671,700

12/31/03 Cash Account Balance
Beginning Balance[3]	$26.4 million
+ Net Operating Income[4]	$ 9.8 million
+Accrued Incentive Fees[5]	$ 2.4 million
- Debt Service[1]	$ 7.3 million
- CAPEX Above FF&E Reserve[6]	$ 0 million
-Less WHLP A&G Expense	$ .4 million
- WHLP Quarterly Distribution[7]	$ 3.6 million ($6.72 per quarter with a total of 135,600 LP units.)

Ending Balance[8]	$27.2 million
8/31/03 TRST Debt Balance[9]	$25.0 million
8/31/03 TRST Prepayment Penalty[10]	$ 2.6 minion
8/31/03 Starwood Subordinate Loan Balance[11]	$10.8 million
8/31/03 Deferred Incentive Fee Balance[12]	$ 8.5 million

[1]	Existing TRST annual debt service payment as indicated in the WHLP 10K 12/31/02 SEC filing.

[2]	Based on the proposed term sheet submitted by Column Financial as of 4/11/03.

[3]	12/31/02 balance based on the WHLP 10K 12/31/02 SEC Filing and a reconciliation by Westin Realty Corp. (See Appendix)

[4]	2003 estimated results based on the 2003 Reforecast as of 3/1/03 provided by The Westin Michigan Avenue. (See Appendix)

[5]	2003 Incentive Fees are projected to be accrued and represent a non-cash expense for WHLP.

[6]	Based on The Westin Michigan Avenue Capital Plan as of 5/1/02 provided by Westin Realty Corp. (See Appendix)

[7]	Estimated based on the cash distribution to WHLP unit holders in 2002 as reported in the WHLP 10K 12/31/02 SEC Filing.

[8]	Totals may not foot due to rounding.

[9]	Revised balance derived by LaSalle Investment Management after the $5 million principal prepayment made on 3/1/03 with accrued interest. (See Appendix).

[10]	Provided by LaSalle Investment Management as of 3/25/03.

[11]	Balance derived based on 12/31/01 actual balance of $10,404,000, as reported in the WHLP 10K 12/31/02 SEC Filing, compounded at prime + 1, estimated by JLLH to be 5.25%. (See Appendix)

[12]	Based on JLLH projections, Westin Realty Corp and Westin Michigan Avenue provided payments and accruals (See Appendix).

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APPENDIX

Refinancing Closing Costs

TRST Second Amendment Note Schedule

TRST Revised Note Schedule with a $5 million Prepayment

Starwood Subordinate Loan Schedule

Scenario II Deferred Incentive Fee Rollforward

Cash Account Balance as of 12/31/02

Scenario I Statement of Projected Cash Flows

Scenario I Sale Proceeds (Valuation Matrix)

Scenario II Statement of Projected Cash Flows

Scenario III Statement of Projected Cash Flows

Scenarios I and II Sale Proceeds (Valuation Matrix)

The Westin Michigan Avenue 2003 Reforecast as of 4/1/03

The Westin Michigan Avenue 2004-2005 Projections as of 4/1/03

The Westin Michigan Avenue Capital Plan as of 5/1/02

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REFINANCING CLOSING COSTS

Refinancing Proceeds	$75,000,000
Increased Property Insurance Costs	$0
Interest Rate Cap	$424,500
Lender Loan Fee	$1,125,000
Mortgage Brokerage Fee	$562,500
Lender Legal Costs	$100,000
Borrower Legal Costs for Loan Closing	$125,000
Appraisal Fees	$10,500
Environmental and Engineering	$20,000
Title Insurance	$50,000
Preliminary WHLP Proxy Costs Estimate	$1,500,000

(Generation, Binder, Solicitor, Printing, Mailing, Aggregating, Legal, Audit Review)
Total:	$3,917,500

Breakdown:
Loan Closing	$2,417,500
WHLP Proxy Costs	$1,500,000

Total	$3,917,500

Source: Westin Realty Corp. and JLLH

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TRST REVISED NOTE SCHEDULE

BASED ON 2nd AMENDMENT – ADJUSTED FOR $5M PREPAY ON 3/1/03

Payment Date	Beg. Balance	Rate	Interest	Payment	Principal Paid	Balance

9/1/2002	30,069,227	2.2125%	665,282	773,152	107,870	29,961,356
12/1/2002	29,961,356	2.2125%	662,895	773,152	110,257	29,851,099
3/1/2003	29,851,099	2.2125%	660,456	5,773,152	5,112,696	24,738,403
6/1/2003	24,738,403	2.2125%	547,337	773,152	225,815	24,512,588
9/1/2003	24,512,588	2.2125%	542,341	773,152	230,811	24,281,777
12/1/2003	24,281,777	2.2125%	537,234	773,152	235,918	24,045,859
3/1/2004	24,045,859	2.2125%	532,015	773,152	241,137	23,804,722
6/1/2004	23,804,722	2.2125%	526,679	773,152	246,473	23,558,249
9/1/2004	23,558,249	2.2125%	521,226	773,152	251,926	23,306,324
12/1/2004	23,306,324	2.2125%	515,652	773,152	257,500	23,048,824
3/1/2005	23,048,824	2.2125%	509,955	773,152	263,197	22,785,627
6/1/2005	22,785,627	2.2125%	504,132	773,152	269,020	22,516,607
9/1/2005	22,516,607	2.2125%	498,180	773,152	274,972	22,241,635
12/1/2005	22,241,635	2.2125%	492,096	773,152	281,056	21,960,580
3/1/2006	21,960,580	2.2125%	485,878	773,152	287,274	21,673,305
6/1/2006	21,673,305	2.2125%	479,522	773,152	293,630	21,379,675
9/1/2006	21,379,675	2.2125%	473,025	773,152	300,127	21,079,537
11/30/2006	21,079,537	2.2125%	466,385	21,545,922	21,079,537	(1)

Source: Westin Realty Corp.

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

STARWOOD SUBORDINATE LOAN SCHEDULE

	Interest	Principal	Ending Balance	Prime +1
12/31/2002	46,023.12	0.00	10,404,000.00	5.25%
1/31/2003	46,390.44	0.00	10,450,390.44	5.25%
2/28/2003	46,597.29	0.00	10,496,987.73	5.25%
3/31/2003	46,805.06	0.00	10,543,792.79	5.25%
4/30/2003	47,013.76	0.00	10,590,806.55	5.25%
5/31/2003	47,223.39	0.00	10,638,029.94	5.25%
6/30/2003	47,433.96	0.00	10,685,463.90	5.25%
7/31/2003	47,645.46	0.00	10,733,109.36	5.25%
8/31/2003	47,857.91	0.00	10,780,967.26	5.25%
9/30/2003	48,071.30	0.00	10,829,038.56	5.25%
10/31/2003	48,285.64	0.00	10,877,324.20	5.25%
11/30/2003	48,500.95	0.00	10,925,825.15	5.25%
12/31/2003	48,717.21	0.00	10,974,542.36	5.25%
1/31/2004	48,934.43	0.00	11,023,476.79	5.25%
2/28/2004	49,152.63	0.00	11,072,629.41	5.25%
3/31/2004	49,371.79	0.00	11,122,001.21	5.25%
4/30/2004	49,591.94	0.00	11,171,593.14	5.25%
5/31/2004	49,813.06	0.00	11,221,406.21	5.25%
6/30/2004	50,035.17	0.00	11,271,441.38	5.25%
7/31/2004	50,258.28	0.00	11,321,699.66	5.25%
8/31/2004	50,482.37	0.00	11,372,182.03	5.25%
9/30/2004	50,707.47	0.00	11,422,889.50	5.25%
10/31/2004	50,933.57	0.00	11,473,823.07	5.25%
11/30/2004	51,160.68	0.00	11,524,983.75	5.25%
12/31/2004	51,388.80	0.00	11,576,372.54	5.25%
1/31/2005	51,617.94	0.00	11,627,990.48	5.25%
2/28/2005	51,848.09	0.00	11,679,838.57	5.25%
3/31/2005	52,079.28	0.00	11,731,917.85	5.25%
4/30/2005	52,311.50	0.00	11,784,229.35	5.25%
5/31/2005	52,544.75	0.00	11,836,774.10	5.25%
6/30/2005	52,779.04	0.00	11,889,553.14	5.25%
7/31/2005	53,014.38	0.00	11,942,567.52	5.25%
8/31/2005	53,250.76	0.00	11,995,818.28	5.25%
9/30/2005	53,488.20	0.00	12,049,306.48	5.25%
10/31/2005	53,726.70	0.00	12,103,033.19	5.25%
11/30/2005	53,966.26	0.00	12,156,999.45	5.25%
12/31/2005	54,206.89	0.00	12,211,206.34	5.25%

Source: 12/31/2002 actual balance taken from the WHLP 12/31/02 10K SEC filing; 2003-2005 projected by JLLH.

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO II DEFERRED INCENTIVE FEE ROLLFORWARD

Incentive Management Fee Rollforward 2001-2005

	Scenario I	Scenario II	Scenario III

Balance at 12-31-2001	$9,912,352	$9,912,352	$9,912,352
4/30/02 payment to Starwood	(2,722,893)	(2,722,893)	(2,722,893)
2002 IMF	2,699,575	2,699,575	2,699,575

Balance at 12-31-2002	$10,280,727	$10,280,727	$10,280,727
Scheduled Payment 3/1/03	($3,451,643)	($3,451,643)	($3,451,643)
1/1/03-8/31/03 Estimated IMF	$1,629,945	$1,629,945	$1,629,945

Balance at 8-31-2003	$8,459,029	$8,459,029	$8,459,029
8/31/03 Estimated Payment	$—	$—	$(8,459,029)
9/1/03-12/31/03 Estimated IMF	$812,688	$812,688	$812,688
12/31/03 Estimated Payment	—	$0	($812,688)

Balance at 12-31-2003	$9,271,717	$9,271,717	$-
2004 Estimated IMF	—	$2,419,524	$2,419,524
2004 Estimated IMF Payment	—	($2,730,100)	($2,419,524)

Balance at 12-31-2004	$—	$8,961,141	$-
2005 Estimated IMF	—	$2,279,150	$2,279,150
2005 Estimated IMF Payment	—	($2,295,524)	($2,098,078)

Balance at 12-31-2005	$—	$8,944,767	$181,072

Source: Payments 2001 — 04/30/02 and 3/31/03 Scheduled Payment- Westin Realty Corp.; 2002 and 1/1/03-12/31/03 Estimated IMF -
The Westin Michigan Avenue; 6/30/03 Estimated Payment, 12/31/03 Estimated 1MF and Payments through 2005 — JLLH

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO I STATEMENT OF PROJECTED CASH FLOWS

THE WESTIN MICHIGAN AVENUE
STATEMENT OF PROJECTED CASH FLOWS: 2003 YEAR-END SALE (1)

	2003		2004		2005		2006		2007		2008

Available Hotel Rooms	751		751		751		751		751		751
Available Room Nights	274,115		274,115		274,115		274,115		274,115		274,866
Occupied Room Nights	201,061		199,983		200,104		200,104		200,104		200,652
Occupancy	73.3%		73.0%		73.0%		73.0%		73.0%		73.0%
Average Daily Rate	$150.79		$152.50		$157.84		$169.62		$176.40		$183.46
Revenues Per Available Room	$110.60		$111.26		$115.22		$123.82		$128.77		$133.93

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

REVENUES
Room	$30,318	69.4%	$30,497	69.4%	$31,584	67.8%	$33,941	68.6%	$35,299	68.7%	$36,811	68.8%
Food & Beverage	9,488	21.7%	9,517	21.7%	10,994	23.6%	11,378	23.0%	11,777	22.9%	12,222	22.8%
Telephone	1,222	2.6%	1,154	2.6%	1,001	2.1%	1,036	2.1%	1,072	2.1%	1,112	2.1%
Minor Operating Depts	53	0.1%	66	0.2%	80	0.2%	83	0.2%	86	0.2%	89	0.2%
Rent & Other Income	2,675	6.1%	2,682	6.1%	2,948	6.3%	3,051	6.2%	3,157	6.1%	3,277	6.1%

Total Revenues	43,656	100.0%	43,916	100.0%	46,606	100.0%	49,489	100.0%	51,391	100.0%	53,512	100.0%

DEPARTMENTAL EXPENSES
Room	7,214	23.8%	7,243	23.8%	7,584	24.0%	7,811	23.0%	8,046	22.8%	8,310	22.6%
Food & Beverage	7,053	74.3%	7,185	75.5%	8,245	75.0%	8,534	75.0%	8,833	75.0%	9,167	75.0%
Telephone	407	36.3%	414	35.9%	370	37.0%	383	37.0%	397	37.0%	412	37.0%
Minor Operating Depts	61	114.9%	41	62.0%	46	58.0%	48	58.0%	50	58.0%	52	58.0%
Rent & Other Departmental Exp	287	10.7%	119	4.4%	300	10.2%	309	10.1%	318	10.1%	318	9.7%

Total Departmental Expenses	15,022	34.4%	15,003	34.2%	16,545	35.5%	17,085	34.5%	17,643	34.3%	18,258	34.1%

Gross Operating Income	28,634	65.6%	28,914	65.8%	30,060	64.5%	32,404	65.5%	33,748	65.7%	35,254	65.9%

UNDISTRIBUTED EXPENSES
Administrative & General	2,751	6.3%	1,166	2.7%	3,271	7.0%	3,369	6.8%	3,470	6.8%	3,574	6.7%
Advertising & Marketing	2,308	5.3%	2,415	5.5%	2,936	6.3%	2,474	5.0%	2,570	5.0%	2,676	5.0%
Repairs & Maintenance	1,615	3.7%	664	1.5%	1,830	3.9%	1,885	3.8%	1,942	3.8%	2,000	3.7%
Utilities	1,137	2.6%	1,108	2.5%	1,213	2.6%	1,249	2.5%	1,286	2.5%	1,335	2.5%

Total Undistributed Expenses	7,810	17.9%	5,353	12.2%	9,250	19.8%	8,977	18.1%	9,267	18.0%	9,585	17.9%

Gross Operating Profit	20,824	47.7%	23,560	53.6%	20,811	44.7%	23,426	47.3%	24,481	47.6%	25,670	48.0%
FIXED EXPENSES

Base Management Fee	1,528	3.5%	1,537	3.5%	1,631	3.5%	1,732	3.5%	1,799	3.5%	1,873	3.5%
Incentive Management Fee (2)	2,443	5.6%	2,420	5.5%	2,279	4.9%	2,783	5.6%	2,930	5.7%	3,100	5.8%
Real Estate Taxes	4,264	9.8%	4,334	9.9%	5,012	10.8%	5,163	10.4%	5,318	10.3%	5,477	10.2%
Insurance	387	0.9%	392	0.9%	453	1.0%	467	0.9%	481	0.9%	495	0.9%
Leases & Other	243	0.6%	144	0.3%	167	0.4%	172	0.3%	177	0.3%	182	0.3%
FF&E Reserve (3)	2,183	5.0%	2,196	5.0%	2,330	5.0%	1,980	4.0%	2,056	4.0%	2,140	4.0%

Total Fixed Expenses	11,047	25.3%	11,023	25.1%	11,873	25.5%	12,296	24.8%	12,760	24.8%	13,268	24.8%

Net Operating Income	$9,777	22.4%	$12,537	28.5%	$8,938	19.2%	$11,131	22.5%	$11,721	22.8%	$12,401	23.2%

Cash Flow Before Incentive Mgt Fees	$12,219	28.0%	$14,957	34.1%	$11,217	24.1%	$13,913	28.1%	$14,651	28.5%	$15,502	29.0%
Debt Service (4)	8,093	18.5%	5,672	12.9%	5,672	12.2%	5,672	11.5%	5,672	11.0%	5,672	10.6%
Cash Available for Incentive Fees and WHLP	4,127	9.5%	0	0.0%	0	0.0%	0	0.0%	0	0.0%	0	0.0%

Cash Account:
Beginning Balance (6)	26,401	60.5%
Plus: Net Operating Income	9,777	22.4%
Plus: Accrued Incentive Fee	2,443	5.6%
Less: Debt Service (4)	7,450	17.1%
Less: CAPEX above FF&E Reserve (7)	0	0.0%
Less: WHLP A&G Expenses (8)	400	0.9%
Less: Quarterly Distributions (5)	3,645	8.3%

Ending Balance	27,126	62.1%

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO I STATEMENT OF PROJECTED CASH FLOWS FOOTNOTES

(1)	2003-2005 is based on the Reforecast and Projections as of 4/1/03 provided by The Westin Michigan Avenue.

(2)	Incentive Fees are based on Net Cash Flow after debt service and owner required returns as specified in the Management Agreement. 2003 Incentive Fees are based on the Property’s 2003 Reforecast as of 4/1/03 provided by The Westin Michigan Avenue.

(3)	FF&E Reserves are estimated to be 5% of Total Revenues from 1/1/03 through 8/31/03, as dictated by the existing Chicago FF&E & Escrow Agreement. Beginning in 9/1/03, FF&E Reserves are projected by JLLH to be 4% of Total Revenues, which reflects new lender terms.

(4)	Debt Service from 1/1/03 through 12/31/2003 assumes the existing TRST Debt Service of approximately $3.1 million ($773,152 per quarter), as indicated in the WHLP 10K 12/31/02 SEC Filing, including one $5 million principal prepayment of the TRST made on 3/1/03. In order to project Incentive Fees, refinancing Debt Service approximately $5.7 million, $70 million in new debt financing proceeds, all-in interest rate of 6.5% and 25 year amortization.

(5)	Existing TRST annual debt service payment as indicated in the TRST Second Amendment Note Schedule in the WHLP 10Q 6/30/97 SEC Filing. (See Appendix)

(6)	Based on The Westin Michigan Avenue Capital Plan as of 5/1/02 provided by Westin Realty Corp. (See Appendix)

(7)	Quarterly Distributions are based on a per unit $6.72 payout per quarter or $26.88 per year and a total of 135,600 Limited Partnership Units, based on the 2002 cash distributions reported in the WHLP 10K 12/31/02 SEC Filing.

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO I YE 2003 SALE PROCEEDS (VALUATION MATRIX)

THE WESTIN MICHIGAN AVENUE
ASSET VALUE ANALYSIS (000s): YE 2003 SALE

	2004	2005	2006	2007	2008	2009

Net Cash Flow from Operations	$12,537	$8,938	$11,131	$11,721	$12,401	$12,836

				2009 Net Cash Flow		$12,836
				Terminal Cap Rate:		12.0%
				2008 Residual Value:		$106,963
				Less Closing Costs (2.0%)		($2,139)
				Net Reversion Proceeds:		$104,823

Cash Flow to Investor	$12,537	$8,938	$11,131	$11,721	$117,225
Cash on Cash Return	13.0%	9.3%	11.5%	12.1%

Discount Rate	13.0%	Midpoint Valuation Summary	Gross $	%

Number of Rooms	751	PV Residual	$56,894	58.9%

		PV Income Stream	$39,728	41.1%

		Present Value	$96,622	100.0%

Valuation Matrix ($000’S / $ Per Room/ Going in Yield on Year 1)

	Terminal Cap Rate

Discount Rate	11.50%	11.75%	12.00%	12.25%	12.50%

	$102,793	$101,472	$100,207	$98,993	$97,828
12.0%	$136,875	$135,116	$133,431	$131,815	$130,263
	12.2%	12.4%	12.5%	12.7%	12.8%

	$100,921	$99,630	$98,392	$97,205	$96,065
12.5%	$134,383	$132,663	$131,015	$129,434	$127,917
	12.4%	12.6%	12.7%	12.9%	13.1%

	$99,096	$97,833	$96,622	$95,461	$94,346
13.0%	$131,952	$130,270	$128,658	$127,112	$125,628
	12.7%	12.8%	13.0%	13.1%	13.3%

	$97,315	$96,079	$94,895	$93,759	$92,669
13.5%	$129,580	$127,935	$126,358	$124,846	$123,394
	12.9%	13.0%	13.2%	13.4%	13.5%

	$95,577	$94,369	$93,210	$92,099	$91,033
14.0%	$127.267	$125,657	$124,115	$122,636	$121,215
	13.1%	13.3%	13.5%	13.6%	13.8%

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO II STATEMENT OF PROJECTED CASH FLOWS

THE WESTIN MICHIGAN AVENUE
STATEMENT OF PROJECTED CASH FLOWS: 2005 YEAR-END SALE (1)

	2003		2004		2005		2006		2007		2008		2009		2010

Available Hotel Rooms	751		751		751		751		751		751		751		751
Available Room Nights	274,115		274,115		274,115		274,115		274,115		274,866		274,115		274,115
Occupied Room Nights	201,061		199,983		201,439		200,104		200,104		200,652		200,104		200,104
Occupancy	73.3%		73.0%		73.5%		73.0%		73.0%		73.0%		73.00%		73.00%
Average Daily Rate	$150.79		$152.50		$157.92		$169.62		$176.40		$183.46		$190.80		$198.43
Revenues Per Available
Room	$110.60		$111.25		$116.05		$123.82		$128.77		$133.93		$139.28		$144.85

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

REVENUES
Room	$30,318	69.4%	$30,496	69.4%	$31,810	67.8%	$33,941	68.6%	$35,299	68.7%	$36,811	68.8%	$38,179	68.9%	$39,706	69.0%
Food & Beverage	9,488	21.7%	9,518	21.7%	11,066	23.6%	11,378	23.0%	11,777	22.9%	12,222	22.8%	12,616	22.8%	13,057	22.7%
Telephone	1,222	2.6%	1,155	2.6%	1,007	2.1%	1,036	2.1%	1,072	2.1%	1,112	2.1%	1,148	2.1%	1,188	2.1%
Minor Operating Depts	53	0.1%	66	0.1%	81	0.2%	83	0.2%	86	0.2%	89	0.2%	92	0.2%	95	0.2%
Rent & Other Income	2,675	6.1%	2,683	6.1%	2,968	6.3%	3,051	6.2%	3,157	6.1%	3,277	6.1%	3,382	6.1%	3,501	6.1%

Total Revenues	43,656	100.0%	43,918	100.0%	46,933	100.0%	49,489	100.0%	51,391	100.0%	53,512	100.0%	55,417	100.0%	57,548	100.0%

DEPARTMENTAL EXPENSES
Room	7,214	23.8%	7,244	23.8%	7,635	24.0%	7,811	23.0%	8,046	22.8%	8,310	22.6%	8,536	22.4%	8,792	22.1%
Food & Beverage	7,053	74.3%	7,188	75.5%	8,300	75.0%	8,306	73.0%	8,597	73.0%	8,922	73.0%	9,209	73.0%	9,532	73.0%
Telephone	407	36.3%	414	35.9%	373	37.0%	362	35.0%	375	35.0%	389	35.0%	402	35.0%	416	35.0%
Minor Operating Depts	61	114.9%	41	62.0%	47	58.0%	46	55.0%	47	55.0%	49	55.0%	51	55.0%	52	55.0%
Rent & Other Departmental Exp	287	10.7%	286	10.7%	300	10.1%	309	10.1%	318	10.1%	318	9.7%	318	9.4%	318	9.1%

Total Departmental Expenses	15,022	34.4%	15,173	34.5%	16,653	35.5%	16,834	34.0%	17,383	33.8%	17,988	33.6%	18,515	33.4%	19,110	33.2%
Gross Operating Income	28,634	65.6%	28,745	65.5%	30,279	64.5%	32,654	66.0%	34,008	66.2%	35,524	64.4%	36,902	66.6%	38,438	66.8%

UNDISTRIBUTED EXPENSES
Administrative & General	2,751	6.3%	2,819	6.4%	3,270	7.0%	3,369	6.8%	3,470	6.8%	3,574	6.7%	3,681	6.8%	3,792	6.6%
Advertising & Marketing	2,308	5.3%	2,416	5.5%	2,941	6.3%	2,474	5.0%	2,570	5.0%	2,676	5.0%	2,771	5.0%	2,877	5.0%
Repairs & Maintenance	1,615	3.7%	1,605	3.7%	1,830	3.9%	1,885	3.8%	1,942	3.8%	2,000	3.7%	2,060	3.7%	2,122	3.7%
Utilities	1,137	2.6%	1,107	2.5%	1,220	2.6%	1,249	2.5%	1,286	2.5%	1,335	2.5%	1,378	2.5%	1,426	2.5%

Total Undistributed Expenses	7,810	17.9%	7,947	18.1%	9,262	19.7%	8,977	18.1%	9,267	18.0%	9,585	17.9%	9,890	17.8%	10,217	17.8%
Gross Operating Profit	20,824	47.7%	20,798	47.4%	21,017	44.8%	23,677	47.8%	24,740	48.1%	25,939	48.5%	27,012	48.5%	28,221	49.0%

FIXED EXPENSES
Base Management Fee	1,528	3.5%	1,537	3.5%	1,643	3.5%	1,732	3.5%	1,799	3.5%	1,873	3.5%	1,940	3.5%	2,014	3.5%
Incentive Management Fee(2)	2,443	5.6%	2,420	5.5%	2,279	4.9%	2,348	4.7%	2,982	5.8%	3,154	5.9%	3,303	6.0%	3,475	6.0%
Real Estate Taxes	4,264	9.8%	4,334	9.9%	5,012	10.7%	5,163	10.4%	5,318	10.3%	5,477	10.2%	5,641	10.2%	5,811	10.1%
Insurance	387	0.9%	392	0.9%	453	1.0%	467	0.9%	481	0.9%	495	0.9%	510	0.9%	525	0.9%
Leases & Other	243	0.6%	144	0.3%	167	0.4%	172	0.3%	177	0.3%	182	0.3%	188	0.3%	193	0.3%
FF&E Reserve (3)	2,183	5.0%	2,196	5.0%	2,347	5.0%	1,980	4.0%	2,056	4.0%	2,140	4.0%	2,217	4.0%	2,302	4.0%

Total Fixed Expenses	11,047	25.3%	11,023	25.1%	11,901	25.4%	11,860	24.0%	12,812	24.9%	13,322	24.9%	13,799	24.9%	14,321	24.9%

Net Operating Income	$9,777	22.4%	$9,775	22.3%	$9,117	19.4%	$11,817	23.9%	$11,928	23.2%	$12,617	23.6%	$13,213	23.8%	$13,901	24.2%

Cash Flow Before Incentive Mgt. Fees	$12,219	28.0%	$12,195	27.8%	$11,396	24.3%	$14,164	28.6%	$14,911	29.0%	$15,771	29.5%	$16,516	29.8%	$17,376	30.2%

Debt Service (4)	8,093	18.5%	3,093	7.0%	3,093	6.6%	5,672	11.5%	5,672	11.0%	5,672	10.6%	5,672	10.2%	5,672	9.9%

Cash Available for Incentive Fees and WHLP	4,127	9.5%	9,102	20.7%	8,303	17.7%	8,492	17.2%	9,239	18.0%	10,099	18.9%	10,845	19.6%	11,704	20.3%

Cash Account:
Beginning Balance (6)	26,401	60.5%	27,126	61.8%	29,763	63.4%
Plus: Net Operating Income	9,777	22.4%	9,775	22.3%	9,117	19.4%
Plus: Accrued Incentive Fee (7)	2,443	5.6%	0	0.0%	0	0.0%
Less: Debt Service (4)	7,450	17.1%	3,093	7.0%	3,093	6.6%
Less: CAPEX above FF&E Reserve (8)	0	0.0%	0	0.0%	0	0.0%
Less: WHLP A&G Expenses (8)	400	0.9%	400	0.9%	400	0.9%
Less: Quarterly Distributions (5)	3,645	8.3%	3,645	8.3%	3,645	7.8%

Ending Balance	27,126	62.1%	29,763	67.8%	31,742	67.6%

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO II STATEMENT OF PROJECTED CASH FLOWS FOOTNOTES

(1)	2003-2005 is based on the Reforecast as of 4/1/03 provided by The Westin Michigan Avenue.

(2)	Incentive Fees are based on Net Cash Flow after debt service and owner required returns as specified in the Management Agreement. 2003-2005 Incentive Fees are based on the Property’s Reforecast and Projections as of 4/1/03 provided by The Westin Michigan Avenue.

(3)	FF&E Reserves are estimated to be 5% of Total Revenues from 1/1/03 through 8/31/03, as dictated by the existing Chicago FF&E & Escrow Agreement. Beginning in 9/1/03, FF&E Reserves are projected by JLLH to be 4% of Total Revenues, which reflects new lender terms.

(4)	Debt Service from 1/1/03 through 8/31/03 assumes the existing TRST Debt Service of approximately $1.5 million ($773,152 per quarter), as indicated in the WHLP 10K 12/31/02 SEC Filing added to the new first mortgage debt service of 912,000 million for 9/1/03 through 12/31/03. Debt service from 1/1/03 through 8/31/03 includes one $5 million principal prepayment of the TRST made on 3/1/03. Debt Service as of 9/1/03 through 12/31/05 is based on $75 million in financing proceeds, interest only, 150 bps LIBOR base, 215 bps spread with 50 bps annual increases. In order to project Incentive Fees, refinancing Debt Service approximately $5.7 million, $70 million in new debt financing proceeds, all-in interest rate of 6.5% and 25 year amortization.

(5)	Existing TRST annual debt service payment as indicated in the TRST Second Amendment Note Schedule in the WHLP 10Q 6/30/97 SEC Filing. (See Appendix)

(6)	Based on The Westin Michigan Avenue Capital Plan as of 5/1/02 provided by Westin Realty Corp. (See Appendix) .

(7)	Quarterly Distributions are based on a per unit $6.72 payout per quarter or $26.88 per year and a total of 135,600 Limited Partnership Units, based on the 2002 cash distributions reported in the WHLP 10K 12/31/02 SEC Filing.

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO III STATEMENT OF PROJECTED CASH FLOWS

THE WESTIN MICHIGAN AVENUE
STATEMENT OF PROJECTED CASH FLOWS: Q4 2003 $75M REFINANCE and YE 2005 SALE (1)

	2003		2004		2005		2006		2007		2008		2009		2010

Available Hotel Rooms	751		751		751		751		751		751		751		751
Available Room Nights	274,115		274,115		274,115		274,115		274,115		274,866		274,115		274,115
Occupied Room Nights	201,061		199,983		201,439		200,104		200,104		200,652		200,104		200,104
Occupancy	73.3%		73.0%		73.5%		73.0%		73.0%		73.0%		73.0%		73.0%
Average Daily Rate	$150.79		$152.50		$157.92		$169.62		$176.40		$183.46		$190.80		$198.43
Revenues Per Available
Room	$110.60		$111.25		$116.05		$123.82		$128.77		$133.93		$139.28		$144.85

	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

REVENUES
Room	$30,318	69.4%	$30,496	69.4%	$31,810	67.8%	$33,941	68.6%	$35,299	68.7%	$36,811	68.8%	$38,179	68.9%	$39,706	69.0%
Food & Beverage	9,488	21.7%	9,518	21.7%	11,066	23.6%	11,378	23.0%	11,777	22.9%	12,222	22.8%	12,616	22.8%	13,057	22.7%
Telephone	1,222	2.6%	1,155	2.6%	1,007	2.1%	1,036	2.1%	1,072	2.1%	1,112	2.1%	1,148	2.1%	1,188	2.1%
Minor Operating Depts	53	0.1%	66	0.1%	81	0.2%	83	0.2%	86	0.2%	89	0.2%	92	0.2%	95	0.2%
Rent & Other Income	2,675	6.1%	2,683	6.1%	2,968	6.3%	3,051	6.2%	3,157	6.1%	3,277	6.1%	3,382	6.1%	3,501	6.1%

Total Revenues	43,656	100.0%	43,918	100.0%	46,933	100.0%	49,489	100.0%	51,391	100.0%	53,512	100.0%	55,417	100.0%	57,548	100.0%

DEPARTMENTAL EXPENSES
Room	7,214	23.8%	7,244	23.8%	7,635	24.0%	7,811	23.0%	8,046	22.8%	8,310	22.6%	8,536	22.4%	8,792	22.1%
Food & Beverage	7,053	74.3%	7,188	75.5%	8,300	75.0%	8,306	73.0%	8,597	73.0%	8,922	73.0%	9,209	73.0%	9,532	73.0%
Telephone	407	36.3%	414	35.9%	373	37.0%	362	35.0%	375	35.0%	389	35.0%	402	35.0%	416	35.0%
Minor Operating Depts	61	114.9%	41	62.0%	47	58.0%	46	55.0%	47	55.0%	49	56.0%	51	55.0%	52	55.0%
Rent & Other Departmental Exp	287	10.7%	286	10.7%	300	10.1%	309	10.1%	318	10.1%	318	9.7%	318	9.4%	318	9.1%

Total Departmental Expenses	15,022	34.4%	15,173	34.5%	16,653	35.5%	16,834	34.0%	17,383	33.8%	17,988	33.6%	18,515	33.4%	19,110	33.2%
Gross Operating Income	28,634	65.6%	28,745	65.5%	30,279	64.5%	32,654	66.0%	34,008	66.2%	35,524	66.4%	38,902	66.6%	38,438	66.8%

UNDISTRIBUTED EXPENSES
Administrative & General	2,751	6.3%	2,819	6.4%	3,270	7.0%	3,369	6.8%	3,470	6.8%	3,574	6.7%	3,681	6.6%	3,792	6.6%
Advertising & Marketing	2,308	5.3%	2,416	5.5%	2,941	6.3%	2,474	5.0%	2,570	5.0%	2,676	5.0%	2,771	5.0%	2,877	5.0%
Repairs & Maintenance	1,615	3.7%	1,605	3.7%	1,830	3.9%	1,885	3.8%	1,942	3.8%	2,000	3.7%	2,060	3.7%	2,122	3.7%
Utilities	1,137	2.6%	1,107	2.5%	1,220	2.6%	1,249	2.5%	1,286	2.5%	1,335	2.5%	1,378	2.5%	1,426	2.5%

Total Undistributed Expenses	7,810	17.9%	7,947	18.1%	9,262	19.7%	8,977	18.1%	9,267	18.0%	9,585	17.9%	9,890	17.8%	10,217	17.8%
Gross Operating Profit	20,824	47.7%	20,798	47.4%	21,017	44.8%	23,677	47.8%	24,740	48.1%	25,939	48.5%	27,012	48.7%	28,221	49.0%

FIXED EXPENSES
Base Management Fee	1,528	3.5%	1,537	3.5%	1,643	3.5%	1,732	3.5%	1,799	3.5%	1,873	3.5%	1,940	3.5%	2,014	3.5%
Incentive Management Fee (2)	2,443	5.6%	2,420	5.5%	2,279	4.9%	2,348	4.7%	2,982	5.8%	3,154	5.9%	3,303	6.0%	3,475	6.0%
Real Estate Taxes	4,264	9.8%	4,334	9.9%	5,012	10.7%	5,163	10.4%	5,318	10.3%	5,477	10.2%	5,641	10.2%	5,811	10.1%
Insurance	387	0.9%	392	0.9%	453	1.0%	467	0.9%	481	0.9%	495	0.9%	510	0.9%	525	0.9%
Leases & Other	243	0.6%	144	0.3%	167	0.4%	172	0.3%	177	0.3%	182	0.3%	188	0.3%	193	0.3%
FF&E Reserve (3)	2,183	5.0%	2,196	5.0%	2,347	5.0%	1,980	4.0%	2,056	4.0%	2,140	4.0%	2,217	4.0%	2,302	4.0%

Total Fixed Expenses	11,047	25.3%	11,023	25.1%	11,901	25.4%	11,860	24.0%	12,812	24.9%	13,322	24.9%	13,799	24.9%	14,321	24.9%

Net Operating Income	$9,777	22.4%	$9,775	22.3%	$9,117	19.4%	$11,817	23.9%	$11,928	23.2%	$12,617	23.6%	$13,213	23.8%	$13,901	24.2%

Cash Flow Before Incentive Mgt. Fees	$12,219	28.0%	$12,195	27.8%	$11,396	24.3%	$14,164	28.6%	$14,911	29.0%	$15,771	29.5%	$16,516	29.8%	$17,376	30.2%

Debt Service (4)	7,971	18.3%	3,113	7.1%	3,488	7.4%	5,672	11.5%	5,672	11.0%	5,672	10.6%	5,672	10.2%	5,672	9.9%

Cash Available for Incentive Fees and WHLP	4,248	9.7%	9,082	20.7%	7,908	16.9%	8,492	17.2%	9,239	18.0%	10,099	18.9%	10,845	19.6%	11,704	20.3%

Cash Account:
Beginning Balance (6)	26,401	60.5%	27,247	62.0%	29,865	63.6%
Plus: Net Operating Income	9,777	22.4%	9,775	22.3%	9,117	19.4%
Plus: Accrued Incentive Fee (7)	2,443	5.6%	0	0.0%	181	0.4%
Less: Debt Service (4)	7,328	16.8%	3,113	7.1%	3,488	7.4%
Less: CAPEX above FF&E Reserve (8)	0	0.0%	0	0.0%	0	0.0%
Less: WHLP A&G Expenses (8)	400	0.9%	400	0.9%	400	0.9%
Less: Quarterly Distributions (5)	3,645	8.3%	3,645	8.3%	3,645	7.8%

Ending Balance	27,247	62.4%	29,865	68.0%	31,630	67.4%

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIO III STATEMENT OF PROJECTED CASH FLOWS FOOTNOTES

(1)	2003-2005 is based on the budget as of 41/03 provided by The Westin Michigan Avenue. (See Appendix)

(2)	Incentive Fees are based on Net Cash Flow after debt service and owner required returns as specified in the Management Agreement. 2003-2005 Incentive Fees are based on the Property’s Reforecast and Projections as of 4/1/03 provided by The Westin Michigan Avenue.

(3)	FF&E Reserves are estimated to be 5% of Total Revenues for Q1 and Q4 2003, as dictated by the FF&E Escrow Agreement. Beginning in Q4 2003, FF&E Reserves are projected by JLLH to be 4% of Total Revenues, which reflects new lender terms and concurrent with industry standards.

(4)	Debt Service Q1 through Q3 2003 Debt Service assumes existing TRST Debt Service of approximately $2.1 million ($773,152 per quarter), as indicated in the WHLP 10K 12/31/01 SEC Filing added to Debt Service of 0.9 million for Q4 2003. Debt service in Q1 through Q3 2003 includes one $5 million principal prepayment of the TRST debt made on 3/1/03. Debt Service beginning in Q4 2003 through year-end 2005 is based on $75 million in financing proceeds, interest only, financing proceeds, all-in interest rate of 6.5% and 25 year amortization.

(5)	Based on the WHLP 10K 12/31/02 SEC Filing and a reconciliation by Westin Realty Corp.

(6)	Existing TRST annual debt service payment as indicated in the TRST Second Amendment Note Schedule in the WHLP 10Q 6/30/97 SEC Filing. (See Appendix)

(7)	Based on The Westin Michigan Avenue 2002 Capital Plan as of 12/31/02, provided by The Westin Michigan Avenue and the Capital Plan as of 4/1/02 provided by Westin Realty Corp. (See Appendix)

(8)	Annual WHLP administrative costs provided by Westin Realty Corp.

(9)	Quarterly Distributions are based on a per unit $6.72 payout per quarter or $26.88 per year and a total of 135,600 Limited Partnership Units, based on the 2001 cash distributions reported in the WHLP 10K 12/31/01 SEC Filing.

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

SCENARIOS II and III YE 2005 SALE PROCEEDS (VALUATION MATRIX)

THE WESTIN MICHIGAN AVENUE
ASSET VALUE ANALYSIS (000s): Q2 2003 $75M REFINANCE and YE 2005 SALE

	2006	2007	2008	2009	2010	2011

Net Cash Flow from Operations	$11,817	$11,928	$12,617	$13,213	$13,901	$14,387

					2011 Net Cash Flow	$14,387
					Terminal Cap Rate:	12.0%
					2010 Residual Value:	$119,892
					Less Closing Costs (2.0%)	($2,398)
					Net Reversion Proceeds:	$117,494

Cash Flow to Investor	$11,817	$11,928	$12,617	$13,213	$131,395
Cash on Cash Return	10.9%	11.0%	11.7%	12.2%

	13.0%	Midpoint Valuation Summary	Gross $	%

Number of Rooms	751	PV Residual	$63,771	59.1%

		PV Income Stream	$44,192	40.9%

		Present Value	$107,963	100.0%

Valuation Matrix ($000’S / $ Per Room/ Going in Yield on Year 1)

	Terminal Cap Rate
Discount
Rate	11.50%	11.75%	12.00%	12.25%	12.50%

	$114,893	$113,413	$111,994	$110,634	$109,328
12.0%	$152,987	$151,016	$149,127	$147,315	$145,576
	10.3%	10.4%	10.6%	10.7%	10.8%

	$112,788	$111,341	$109,953	$108,623	$107,345
12.5%	$150,184	$148,257	$156,409	$144,638	$142,937
	10.5%	10.6%	10.7%	10.9%	11.0%

	$110,735	$109,320	$107,963	$106,661	$105,412
13.0%	$147,451	$145,565	$143,759	$142,026	$140,362
	10.7%	10.8%	10.9%	11.1%	$11.2%

	$108,733	$107,348	$106,021	$104,748	$103,525
13.5%	$144,784	$142,940	$141,172	$139,477	$137,850
	10.9%	11.0%	11.1%	11.3%	11.4%

	$106,779	$105,424	$104,126	$102,880	$101,685
14.0%	$142,182	$140,378	$138,649	$136,991	$135,399
	11.1%	11.2%	11.3%	11.5%	11.6%

Source: JLLH

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

CASH ACCOUNT BALANCE AS OF 12/31/02

Cash Account Balance as of 12.31.02

	Balance:	Source:

Total Cash Available	$39,236,000	WHLP 10-K
Less: Current liabilities @12/31/02	($11,214,000)	WHLP 10-K
Less: Restricted Cash included in cash balance	($3,143,000)	WHLP 10-K
Add: Refund of restricted FF&E reserve	$1,522,000	WHLP 10-K
Add: Restricted cash used to pay current liabilities (taxes)	–

Net Cash available	$26,401,000

Source: WHLP 10K 12/31/02 SEC Filing and Westin Realty Corp.

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

THE WESTIN MICHIGAN AVENUE 2003 REFORECAST AS OF 4/1/03

USER ID: 5071CON0 CURRENCY: USD	SLC OPERATING LIMITED PARTNERSHIP #5071, CHICAGO-WESTIN MICHIGAN A SUMMARY INCOME STATEMENT	DATE: 04/16/2003	TIME: 08:46:41

               2003

	Actuals/Current Forecast

	January	February	March	April	May	June	July

AVAILABLE ROOMS	23,281	21,028	23,281	22,530	23,281	22,530	23,281
OCCUPIED ROOMS	13,935	12,504	16,784	17,144	18,848	20,000	18,622
% OF OCCUPANCY	59.9	59.5	72.1	76.1	81	88.8	80
AVERAGE RATE	122.83	117.74	143.18	149.91	161.81	170.07	149.42
REVPAR	73.52	70.01	103.22	114.07	131	150.97	119.52
REVENUE
ROOMS	1,711,590	1,472,208	2,403,119	2,570,085	3,049,774	3,401,437	2,782,576
FOOD & BEVERAGE	474,830	483,595	821,811	659,533	1,074,065	976,213	674,802
TELECOMMUNICATION	67,260	55,635	87,708	88,678	105,422	111,099	110,194
MINOR OPERATING DEPT	2,309	1,331	3,262	3,471	3,811	4,038	6,017
RENT & OTHER	228,073	184,183	195,123	227,075	240,096	250,001	237,547
TOTAL REVENUE	2,484,062	2,196,952	3,511,022	3,548,842	4,473,167	4,742,789	3,811,136
DEPT PROFIT
ROOMS	1,144,023	1,009,765	1,835,663	1,949,566	2,340,242	2,667,730	2,167,427
FOOD & BEVERAGE	39,723	75,013	248,294	133,386	338,622	290,447	105,612
TELECOMMUNICATION	34,005	15,637	61,161	56,545	67,783	68,967	76,782
MINOR OPERATING DEPT	-414	-3,327	-1,741	-1,890	-2,345	-2,273	-16
RENT & OTHER	207,082	165,602	172,938	201,574	213,593	222,077	211,358
TOTAL DEPT PROFIT	1,424,418	1,262,690	2,316,316	2,339,182	2,957,896	3,246,948	2,561,163
UNDISTRIBUTED DEPTS
ADMINISTRATIVE & GEN	189,385	144,474	122,244	158,633	171,554	211,059	168,264
CR CARD COMMISSION	50,332	36,619	51,595	61,395	77,386	82,050	65,933
MARKETING	176,457	78,706	182,345	213,236	224,476	241,588	210,961
REPAIRS & MAINTENANCE	151,142	133,100	123,443	141,200	131,683	133,457	138,546
ENERGY	85,503	111,458	120,990	85,368	81,023	98,390	105,453
TOTAL UNDISTRIBUTED DEPTS	652,818	504,357	600,618	659,833	686,122	766,544	689,156
GROSS OPER PROFIT	771,599	758,333	1,715,698	1,679,349	2,271,774	2,480,403	1,872,008
MGMT FEE BASE	86,942	76,893	122,886	124,209	156,561	165,998	133,390
MGMT FEE INCENTIVE	203,523	204,688	205,874	203,172	203,172	203,172	203,172
INCOME BEF FIXED CHG	481,134	476,752	1,386,938	1,351,968	1,912,041	2,111,234	1,535,446
RENT TAXES & INSURANCE	402,348	400,384	345,507	451,789	410,886	459,736	408,161
INTEREST	206,432	206,462	205,384	205,384	205,384	204,314	204,314
OWNERS EXPENSE		-1,515	2,059
INCOME BEF DEPR	-127,646	-128,549	833,989	694,796	1,295,771	1,447,183	922,970
DEPR, AMORT & OTHER	799,979	799,979	799,979	799,979	799,979	799,979	799,979
INCOME BEF TAXES	-927,624	-928,528	34,010	-105,183	495,792	647,204	122,991
INCOME AFT TAXES	-927,624	-928,528	34,010	-105,183	495,792	647,204	122,991
ADD: INTEREST	206,432	206,432	205,384	205,384	205,384	204,314	204,314
ADD: DEPR, AMORT & OTHER	799,979	799,979	799,979	799,979	799,979	799,979	799,979
EBITDA	78,787	77,883	1,039,372	900,179	1,501,155	1,651,498	1,127,285

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Actuals/Current Forecast

	August	September	October	November	December	Total	%

AVAILABLE ROOMS	23,281	22,530	23,281	22,530	23,281	274,115
OCCUPIED ROOMS	16,993	17,919	19,609	15,772	12,931	201,061
% OF OCCUPANCY	73	79.5	84.2	70	55.5	73.3
AVERAGE RATE	139.39	160.7	179.97	152.31	135.19	150.79
REVPAR	101.74	127.81	151.58	106.63	75.09	110.6
REVENUE
ROOMS	2,368,575	2,879,614	3,529,024	2,402,276	1,748,177	30,318,455	69.4
FOOD & BEVERAGE	647,826	932,265	1,120,307	767,470	854,956	9,487,672	21.9
TELECOMMUNICATION	100,736	106,385	116,786	94,196	78,036	1,122,135	2.6
MINOR OPERATING DEPT	5,503	6,516	7,129	5,588	4,200	53,176	0.1
RENT & OTHER	228,699	237,752	237,300	208,200	200,696	2,674,744	6
TOTAL REVENUE	3,351,339	4,162,532	5,010,545	3,477,730	2,886,065	43,656,182	100
DEPT PROFIT
ROOMS	1,813,333	2,273,387	2,804,558	1,818,594	1,279,763	23,104,052	76.2
FOOD & BEVERAGE	107,957	290,092	358,892	184,570	261,959	2,434,567	25.5
TELECOMMUNICATION	69,887	74,003	81,533	63,380	45,276	714,959	63
MINOR OPERATING DEPT	-915	452	1,036	1,329	2,204	-7,898	-1
RENT & OTHER	204,516	212,440	209,861	185,557	181,607	2,388,204	89.2
TOTAL DEPT PROFIT	2,194,778	2,850,373	3,455,881	2,253,430	1,770,809	28,633,884	65.4
UNDISTRIBUTED DEPTS
ADMINISTRATIVE & GEN	161,870	174,118	169,647	157,959	169,378	1,998,585	4.6
CR CARD COMMISSION	57,978	72,012	86,682	60,165	49,929	752,076	1.7
MARKETING	181,483	206,183	242,271	182,986	167,517	2,308,208	5.3
REPAIRS & MAINTENANCE	137,722	128,502	131,583	129,364	134,821	1,614,563	3.7
ENERGY	104,554	92,420	77,818	84,245	89,355	1,136,576	2.6
TOTAL UNDISTRIBUTED DEPTS	643,607	673,235	708,002	614,718	611,000	7,810,010	17.9
GROSS OPER PROFIT	1,551,172	2,177,139	2,747,879	1,638,712	1,159,809	20,823,875	47.6
MGMT FEE BASE	117,297	145,689	175,369	121,721	101,012	1,527,966	3.5
MGMT FEE INCENTIVE	203,172	203,172	203,172	203,172	203,172	2,442,633	5.6
INCOME BEF FIXED CHG	1,230,703	1,828,278	2,369,338	1,313,819	855,624	16,853,275	38.5
RENT TAXES & INSURANCE	406,269	384,608	413,098	406,789	404,353	4,893,928	11
INTEREST	204,314	203,223	203,223	203,223	202,110	2,453,738	5.6
OWNERS EXPENSE						544	0
INCOME BEF DEPR	620,120	1,240,447	1,753,017	703,807	249,161	9,505,066	21.9
DEPR, AMORT & OTHER	799,979	799,979	799,979	799,979	799,979	9,599,747	21.8
INCOME BEF TAXES	-179,859	440,468	953,038	-96,172	-550,818	-94,681	0.1
INCOME AFT TAXES	-179,859	440,468	953,038	-96,172	-550,818	-94,681	0.1
ADD: INTEREST	204,314	203,223	203,223	203,223	202,110	2,453,738	5.6
ADD: DEPR, AMORT & OTHER	799,979	799,979	799,979	799,979	799,979	9,599,747	21.8
EBITDA	824,434	1,443,670	1,956,240	907,030	451,271	11,958,804	27.4

Source: The Westin Michigan Avenue

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

THE WESTIN MICHIGAN AVENUE 2004–2005 PROJECTIONS AS OF 4/1/03

STARWOOD HOTELS & RESORTS WORLDWIDE
2003 Forecast Year-End — CHICAGO-WESTIN MICHIGAN A (5071)

	2004	2005
	Total	Total

STATISTICS
Available Rooms	274,115	274,115
Occupied Rooms	199,983	201,439
Percentage of Occupancy	73	73.5
Average Rate	152.5	157.92
RevPar	111.25	116.05
REVENUE
Rooms	30,496,499	31,810,424
Food & Beverage	9,518,058	11,066,202
Telecommunication	1,154,827	1,007,195
Minor Operating Dept	65,861	80,576
Rent & Other	2,682,733	2,968,200
TOTAL REVENUE	43,917,978	46,932,597
DEPT PROFIT
Rooms	23,252,382	24,175,922
Food & Beverage	2,330,419	2,766,550
Telecommunication	740,780	634,533
Minor Operating Dept	25,036	33,842
Rent & Other	2,396,241	2,668,412
TOTAL DEPT PROFIT	28,744,858	30,279,259
UNDISTRIBUTED DEPTS
Administrative & Gen	2,058,893	2,449,021
Cr Card Commission	759,781	821,320
Marketing	2,416,196	2,940,950
Repairs & Maintenance	1,604,562	1,830,371
Energy	1,107,231	1,220,248
TOTAL UNDISTRIBUT	7,946,663	9,261,910
GROSS OPER PROFIT	20,798,194	21,017,349
Mgmt Fee Base	1,537,129	1,642,641
Mgmt Fee Incentive	2,419,524	2,279,150
INCOME BEF FIXED CHG	16,841,541	17,095,558
Rent Taxes & Insurance	4,870,449	5,632,326
Interest	2,453,738	2,549,304
Owners Expense	0	0
INCOME BEF DEPR/AMO	9,517,354	8,913,928
Depr & Amort	8,580,000	0
INCOME BEF TAXES	937,354	8,913,928
INCOME AFT TAXES	937,354	8,913,928
ADD: Interest	2,453,738	2,549,304
ADD: Depr & Amort	8,580,000	0
EBITDA	11,971,092	11,463,232

Occupied Rooms
Transient	97,678	96,697
Group	84,735	87,448
Contracted	17,570	17,294
Average Rate
Transient	144.16	151.52
Group	172.33	175.42
Contracted	75.73	82.98

Inclusions: 5071

Source: The Westin Michigan Avenue

JONES LANG
LASALLE HOTELSTM

DRAFT

THE WESTIN
MICHIGAN AVENUE
Chicago

THE WESTIN MICHIGAN AVENUE CAPITAL PLAN AS OF 5/1/02

Name	Westing Michigan Avenue	0%
Property No	5071

		USD (Thousands)

									TOTAL
1.1.0	EXPENDITURE SUMMARY	2002	2003	2004	2005	2006	2007	2008	02-08

1.1.1	RENOVATION — ROOMS AND CORRIDORS	—	—	—	—	—	—	—	—
1.1.2	RENOVATION — PUBLIC AREAS/MTG SPACE	2,152	750	—	—	—	—	—	2,902
1.1.3	RENOVATION — F&B OUTLETS	245	—	—	—	—	—	—	245

	Subtotal Renovations	2,397	750	—	—	—	—	—	3,147
1.1.4
1.1.5
1.1.6	OPERATING EQUIPMENT	50	50	50	50	50	50	50	350
1.1.7	BRAND STANDARDS	102	—	—	—	—	—	—	102
1.1.8	REGULATORY / LIFESAFETY	656	444	—	—	—	—	—	1,100
1.1.9	BUILDING CUSTODIAL	357	322	665	350	350	—	—	2,044
1.1.10	PROPERTY IT	147	35	195	125	25	195	25	747

	Subtotal Custodial Maintenance & IT	1,312	851	910	525	425	245	75	4,343

1.1.11	TOTAL EXPENDITURES	3,709	1,601	910	525	425	245	75	7,490

Source: Westin Realty Corp.

JONES LANG
LASALLE HOTELSTM